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As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212382

PROSPECTUS SUPPLEMENT (To Prospectus Dated July 19, 2016)

CATABASIS PHARMACEUTICALS, INC.

2,500,000 Shares of Common Stock

We are offering 2,500,000 shares of our common stock at an offering price of $4.00 per share. Our common stock is listed on the NASDAQ Global Market, under the symbol "CATB." On September 21, 2016, the last reported sales price per share of our common stock on the Nasdaq Global Market was $4.48.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was $43,579,018 based on 7,996,150 shares of outstanding common stock held by non-affiliates, and a per share price of $5.45 based on the closing sale price of our common stock on August 4, 2016. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $1,601,344 of securities pursuant to General Instruction I.B.6. of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of $12,924,995 of shares of our common stock pursuant to such instruction, including the shares offered hereby.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016, which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$4.00	$10,000,000
Underwriting discount(1)	$0.24	$600,000
Proceeds, before expenses, to us	$3.76	$9,400,000

(1)
We refer you to "Underwriting" beginning on page S-15 for additional information regarding underwriter compensation.

The underwriter expects to deliver the shares to the investors on or about September 28, 2016. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 375,000 shares of our common stock. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $690,000, and the total proceeds to us, before expenses, will be $10,810,000.

Cowen and Company

The date of this prospectus supplement is September 22, 2016.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under "Where You Can Find More Information" on page S-2 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to Catabasis Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.catabasis.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-37467) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  ▪
  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders;
  ▪
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;
  ▪
  Current Reports on Form 8-K filed on April 1, 2016, April 11, 2016, April 19, 2016, June 20, 2016, July 1, 2016 and August 11, 2016; and
  ▪
  The description of our common stock contained in our Registration Statement on Form 8-A filed on June 23, 2015, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Catabasis Pharmaceuticals, Inc.
One Kendall Square
Building 1400E, Suite B14202
Cambridge, MA 02139
Attn: Investor Relations
(617) 349-1971

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. The words "anticipate," "believe," "goals," "seek," "estimate," "expect," "hypothesize," "intend," "may," "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

  ▪
  our plans to identify, develop and commercialize novel therapeutics based on our SMART linker technology platform;
  ▪
  ongoing and planned clinical trials for our product candidates, whether conducted by us or by any future collaborators, including the timing of initiation of these trials and of the anticipated results;
  ▪
  our plans to enter into collaborations for the development and commercialization of product candidates;
  ▪
  the potential benefits of any future collaboration;
  ▪
  our ability to receive research and development funding and achieve anticipated milestones under our collaborations;
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  the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
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  the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;
  ▪
  our commercialization, marketing and manufacturing capabilities and strategy;
  ▪
  our intellectual property position and strategy;
  ▪
  our ability to identify additional products or product candidates with significant commercial potential;
  ▪
  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
  ▪
  developments relating to our competitors and our industry; and
  ▪
  the impact of government laws and regulations.

        You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of this prospectus supplement entitled "Risk Factors" and in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus supplement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus supplement which modify or impact any of the forward-looking statements contained in this prospectus supplement will be deemed to modify or supersede such statements in this prospectus supplement.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

PROSPECTUS SUPPLEMENT SUMMARY

About Catabasis Pharmaceuticals, Inc.

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the entire prospectus supplement and the accompanying prospectus, including "Risk Factors" beginning on page S-10 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics based on our proprietary Safely Metabolized And Rationally Targeted, or SMART, linker drug discovery platform. Our SMART linker drug discovery platform enables us to engineer product candidates that can simultaneously modulate multiple targets in a disease. Our proprietary product candidates impact pathways that are central to diseases where efficacy may be optimized by a multiple target approach. Our primary focus is on treatments for rare diseases. We have applied our SMART linker drug discovery platform to build an internal pipeline of product candidates for rare diseases and plan to pursue partnerships to develop additional product candidates.

        Our lead product candidate is edasalonexent, formerly known as CAT-1004, an oral small molecule that we believe has the potential to be a disease-modifying therapy for all patients affected by Duchenne muscular dystrophy, or DMD, regardless of the underlying dystrophin mutation. DMD is an ultimately fatal genetic disorder involving progressive muscle degeneration. Edasalonexent is a SMART linker conjugate of salicylate, a non-steroidal anti-inflammatory drug, and the omega-3 fatty acid docosahexaenoic acid, or DHA, a naturally occurring unsaturated fatty acid with anti-inflammatory properties. We designed edasalonexent to inhibit NF-kB, or nuclear factor kappa-light-chain-enhancer of activated B cells, a protein that is activated in DMD and drives inflammation, fibrosis and muscle degeneration, and suppresses muscle regeneration.

        We are currently conducting a Phase 1/2 trial of edasalonexent in boys with DMD between ages four and seven, which we refer to as the MoveDMD® trial. The MoveDMD trial is a three-part clinical trial investigating the safety and efficacy of edasalonexent in DMD. Part A of the trial evaluated safety, tolerability, pharmacokinetics, and NF-kB target engagement. We have reported positive results from Part A of the MoveDMD trial, and results indicated that all three doses of edasalonexent studied were generally well tolerated with no safety signals observed. For the 67 mg/kg/day and 100 mg/kg/day dosing levels, pharmacokinetic results demonstrated edasalonexent plasma exposure levels consistent with those previously observed in adults at which inhibition of NF-kB was observed. Results from Part A of the MoveDMD trial also demonstrated NF-kB target engagement via statistically significant reduction in NF-kB controlled gene expression for the 67 mg/kg/day and 100 mg/kg/day dosing levels.

        We initiated Part B of the MoveDMD trial in April 2016 and initiated an open label extension of Part B in July 2016. Part B is a randomized, double-blind, placebo-controlled trial to evaluate the safety and efficacy of CAT-1004 in DMD over a 12-week period at up to 5 clinical trial sites in the United States at two dosing levels, 67 mg/kg/day and 100 mg/kg/day. The primary endpoint for

Part B is change in magnetic resonance imaging, or MRI, of the lower leg muscles. Safety and other efficacy parameters, including timed function tests, muscle strength measures, the North Star Ambulatory Assessment and performance of the pediatric outcomes data collection instrument are all being measured. The boys that participated in Part A of the MoveDMD trial were invited to participate in Part B, with additional participants also enrolled for a total of approximately 30 boys. Parents of 16 of the 17 boys from Part A of the MoveDMD trial have opted for their sons to participate in Part B of the trial. Entry criteria are similar to those in Part A. All patients who complete the 12-week Phase 2 portion of the MoveDMD trial may enroll in the open-label extension. In the open-label extension, all patients will receive edasalonexent for 36 weeks beyond the 12-week placebo-controlled period. During the open-label extension, we will monitor and evaluate the same efficacy parameters as in Part B of the MoveDMD trial. The Parent Project Muscular Dystrophy and the Muscular Dystrophy Association are providing funding to support participant travel for the MoveDMD trial.

        We expect to report top-line Part B data in late 2016, contingent on patient enrollment and trial conduct. If the results from the MoveDMD clinical trial are positive and discussions with regulatory authorities regarding a pivotal trial are supportive, in 2017, we intend to initiate a six-month Phase 3 placebo-controlled pivotal clinical trial of edasalonexent in ambulatory boys with DMD aged 4 to 7 and an additional clinical trial in non-ambulatory boys with DMD. The United States Food and Drug Administration has granted orphan drug, fast track and rare pediatric disease designations to edasalonexent for the treatment of DMD. The European Commission has granted orphan medicinal product designation to edasalonexent for the treatment of DMD. We hold rights to edasalonexent throughout the world. In addition, we are evaluating other diseases where the inhibition of NF-kB may be beneficial. There are a number of other rare diseases where NF-kB plays an important role, and edasalonexent could have the potential to positively impact patients in a second indication.

        We applied our SMART linker drug discovery platform to engineer our CAT-2000 series product candidates to inhibit the Sterol Regulatory Element Binding Protein, or SREBP, pathway. Inhibitors of SREBP have been proposed for the treatment of hyperlipidemias and nonalcoholic steatohepatitis, or NASH, based on the role of SREBP in lipid metabolism and known human polymorphisms associated with NASH disease progression. The linkers for our CAT-2000 series compounds are cleaved through intracellular enzymatic hydrolysis, to release the component bioactives to inhibit SREBP. By using different linkers, we have produced product candidates within the CAT-2000 series that possess different hydrolysis rates, resulting in distinct pharmacokinetics, biodistribution and pharmacology. We have been able to demonstrate enzymatic hydrolysis and inhibition of SREBP in in vitro studies with CAT-2000 molecules. In addition, in vivo, CAT-2000 molecules have demonstrated efficacy in multiple preclinical models of hyperlipidemias and NASH. We have advanced two CAT-2000 molecules, CAT-2003 and CAT-2054, into clinical development and intend to pursue a partnership that would allow further development of the CAT-2000 series. We hold rights to the CAT-2000 series throughout the world.

        CAT-2003 was identified based on its activity in preclinical models of hyperlipidemia and of NASH. In clinical trials, CAT-2003's rapid hydrolysis rate appeared to target it to the intestine and supported the potential for treatment of hypertriglyceridemias. In a preclinical study, we compared CAT-2003 to control in a murine metabolic model of NASH, and CAT-2003 demonstrated a significant decrease in gene expression markers of liver inflammation as well as a significant decrease in fibrosis and steatosis. Also seen were significantly reduced ballooning degeneration and a significant reduction in the development of pre-neoplastic lesions in the liver, which are precursors to the development of hepatocellular carcinoma. In other preclinical models, compared with control, treatment with CAT-2003 significantly reduced hepatic cholesterol and triglyceride levels. Changes in gene expression consistent with SREBP inhibition and consistent with the modulation of metabolism, inflammation and fibrosis, pathways known to be important in the pathogenesis of NASH, were also observed. In clinical trials of CAT-2003 given orally, no safety signals were identified but gastrointestinal adverse events were observed, leading us to prioritize other development programs, including CAT-2054. CAT-2054 was identified based on its activity in preclinical models of hypercholesterolemia and was designed to have a slower hydrolysis rate to target it to the liver for potential utility in hypercholesterolemia and NASH.

        In June 2016, we announced that in a Phase 2a clinical trial of CAT-2054 in patients with hypercholesterolemia on high intensity statins, we did not see reductions in low density lipoprotein cholesterol, or LDL-C. We believe that the lack of LDL-C reduction in the Phase 2a trial was due to a hydrolysis rate of CAT-2054 that was insufficient to produce levels of active metabolites that could effectively inhibit the form of SREBP that controls LDL-C metabolism. As a result, we do not plan to invest further in CAT-2054 for hypercholesterolemia. In a pre-specified analysis of patients in this Phase 2a trial more likely to have NASH, a potentially favorable pattern in liver function tests, or LFTs, was seen; however, the clinical relevance of this observation is not known. We believe that the portfolio of CAT-2000 molecules, which includes the clinical stage molecules CAT-2003 and CAT-2054 and other discovery stage molecules with intermediate rates of hydrolysis, provides an opportunity to develop a therapy for NASH.

        We are developing a pipeline of preclinical assets using our SMART linker drug discovery platform to potentially treat rare diseases including amyotrophic lateral sclerosis, or ALS, Friedreich's ataxia and cystic fibrosis. These assets include CAT-4001, a conjugate that we designed to combine the potentially beneficial activities of monomethyl fumarate and DHA on the Nuclear factor (erythroid-derived 2)-like 2, or Nrf2, and NF-kB pathways. Nrf2 is a gene transcription factor, a protein that works inside of cells to control the expression of genes that controls the body's response to cellular stress and oxidative damage. We are developing CAT-4001 initially for the treatment of neurodegenerative diseases in which the Nrf2 and NF-kB pathways have been implicated, such as Friedreich's ataxia and ALS. We are continuing preclinical activities with CAT-4001. We hold rights to CAT-4001 throughout the world.

 THE OFFERING

Common stock offered by us	2,500,000 shares
Common stock to be outstanding immediately after this offering	17,881,418 shares, assuming the sale of 2,500,000 shares of our common stock in this offering
Underwriter's option to purchase additional shares

We have granted the underwriter an option to purchase up to 375,000 additional shares of our common stock, exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering to fund our ongoing and planned clinical trials of edasalonexent, to fund market development activities for edasalonexent, to fund research and development to advance our pipeline of preclinical product candidates and expand our product platform, and for working capital and other general corporate purposes. See the section entitled "Use of Proceeds" on page S-11 of this prospectus supplement.

Risk factors

See "Risk Factors" beginning on page S-10 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Market symbol	"CATB"

        The number of shares of our common stock to be outstanding immediately after this offering is based on 15,381,418 shares of our common stock outstanding as of June 30, 2016. The number of shares outstanding as of June 30, 2016 excludes:

  ▪
  368,015 shares of common stock issued subsequent to June 30, 2016 in connection with our "at-the-market" offering pursuant to a sales agreement dated August 11, 2016, by and between Cowen and Company, LLC and us;
  ▪
  2,087,442 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2016, at a weighted average exercise price of $6.25 per share;
  ▪
  1,045,665 shares of common stock that have been reserved for issuance in connection with future grants under our 2015 Stock Incentive Plan as of June 30, 2016;
  ▪
  335,484 shares of common stock that have been reserved for issuance in connection with our employee stock purchase plan as of June 30, 2016; and
  ▪
  24,566 shares of common stock that have been reserved for issuance in connection with warrants outstanding as of June 30, 2016, with an exercise price of $12.2114 per share.

        Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options and warrants described above.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and in any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

        The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the offering price of $4.00 per share, you will experience immediate dilution of $1.65 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price. Furthermore, if the underwriter exercises its option to purchase additional shares or our previously issued options and warrants to acquire common stock at prices below the offering price are exercised, you will experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see "Dilution."

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

        Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

 USE OF PROCEEDS

        We estimate that the net proceeds from our issuance and sale of 2,500,000 shares of our common stock in this offering will be approximately $9.2 million, based on the offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises in full its option to purchase additional shares, we estimate that the net proceeds from this offering will be approximately $10.6 million.

        We intend to use the net proceeds from this offering to fund our ongoing and planned clinical trials of edasalonexent, to fund market development activities for edasalonexent, to fund research and development to advance our pipeline of preclinical product candidates and expand our product platform, and for working capital and other general corporate purposes. General corporate purposes may include research and development expenditures, repayment and refinancing of debt, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

 DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. In addition, our ability to pay cash dividends on our common stock is prohibited by the covenants of our credit facility with MidCap Financial Trust, Flexpoint MCLS SPV LLC and Square 1 Bank. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2016, as follows:

  ▪
  on an actual basis; and
  ▪
  on an as adjusted basis to reflect our issuance and sale in this offering of 2,500,000 shares of our common stock at the offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read this table together with the section of this prospectus supplement entitled "Use of Proceeds" and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time.

	As of June 30, 2016
(in thousands)	Actual	As Adjusted
Notes payable, net of current portion and discount	$4,109	$4,109

Common stock, $0.001 par value, 150,000,000 shares authorized; 15,381,418 shares issued and outstanding at June 30, 2016, actual, and 17,881,418 shares issued and outstanding at June 30, 2016, as adjusted, respectively	15	18
Additional paid-in capital	159,664	168,876
Accumulated other comprehensive income	8	8
Accumulated deficit	(126,873)	(126,873)

Total stockholders' equity	32,814	42,029

Total capitalization	$36,923	$46,138

        The number of shares of our common stock to be outstanding immediately after this offering is based on 15,381,418 shares of our common stock outstanding as of June 30, 2016. The number of shares outstanding as of June 30, 2016 excludes:

  ▪
  368,015 shares of common stock issued subsequent to June 30, 2016 in connection with our "at-the-market" offering pursuant to a sales agreement dated August 11, 2016, by and between Cowen and Company, LLC and us;
  ▪
  2,087,442 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2016, at a weighted average exercise price of $6.25 per share;
  ▪
  1,045,665 shares of common stock that have been reserved for issuance in connection with future grants under our 2015 Stock Incentive Plan as of June 30, 2016;
  ▪
  335,484 shares of common stock that have been reserved for issuance in connection with our employee stock purchase plan as of June 30, 2016; and
  ▪
  24,566 shares of common stock that have been reserved for issuance in connection with warrants outstanding as of June 30, 2016, with an exercise price of $12.2114 per share.

        Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options and warrants described above.

 DILUTION

        If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2016 was approximately $32.8 million, or approximately $2.13 per share of common stock based upon 15,381,418 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2016.

        After giving effect to our issuance and sale of 2,500,000 shares of our common stock in this offering at the offering price of $4.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been $42.0 million, or $2.35 per share of common stock. This represents an immediate increase in net tangible book value of $0.22 per share to our existing stockholders and an immediate dilution of $1.65 per share to new investors in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share		$4.00
Net tangible book value per share as of June 30, 2016	$2.13
Increase in net tangible book value per share attributable to the offering	0.22
As-adjusted net tangible book value per share after giving effect to the offering		2.35

Dilution per share to new investors participating in the offering		$1.65

        If the underwriter exercises its option to purchase additional shares in full, the as adjusted net tangible book value will increase to $2.38 per share, representing an immediate increase to existing stockholders of $0.25 per share and an immediate dilution of $1.62 per share to new investors. In addition, if our previously issued options and warrants to acquire common stock at prices below the offering price are exercised, you will experience further dilution.

        The number of shares of our common stock to be outstanding immediately after this offering is based on 15,381,418 shares of our common stock outstanding as of June 30, 2016. The number of shares outstanding as of June 30, 2016 excludes:

  ▪
  368,015 shares of common stock issued subsequent to June 30, 2016 in connection with our "at-the-market" offering pursuant to a sales agreement dated August 11, 2016, by and between Cowen and Company, LLC and us;
  ▪
  2,087,442 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2016, at a weighted average exercise price of $6.25 per share;
  ▪
  1,045,665 shares of common stock that have been reserved for issuance in connection with future grants under our equity compensation plans as of June 30, 2016;
  ▪
  335,484 shares of common stock that have been reserved for issuance in connection with our employee stock purchase plan as of June 30, 2016; and
  ▪
  24,566 shares of common stock that have been reserved for issuance in connection with warrants as of June 30, 2016, with an exercise price of $12.2114 per share.

UNDERWRITING

        We and Cowen and Company, LLC have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us 2,500,000 shares of our common stock.

        The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option described below. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect thereof.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted to the underwriter an option to purchase up to 375,000 additional shares of common stock at the offering price, less the underwriting discount. This option is exercisable for a period of 30 days.

        Discounts and Commissions.    The following table shows the offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional shares.

		Total
	Per Share	Without Option Exercise	With Option Exercise
Offering price	$4.00	$10,000,000	$11,500,000
Underwriting discount	$0.24	$600,000	$690,000
Proceeds, before expenses, to us	$3.76	$9,400,000	$10,810,000

        We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $185,000 and are payable by us. We have agreed to reimburse the underwriter for certain expenses in an amount not to exceed $75,000.

        The underwriter proposes to offer the shares of common stock to investors at the offering price set forth on the cover of this prospectus. If all of the shares are not sold at the offering price, the underwriter may change the offering price and other selling terms.

        Discretionary Accounts.    The underwriter does not intend to confirm sales of the shares to any accounts over which it has discretionary authority.

        Listing.    Our common stock is listed on The NASDAQ Global Market under the symbol "CATB".

        Stabilization.    In connection with this offering, the underwriter may engage in stabilizing transactions, covering transactions and purchases to cover positions created by short sales.

  ▪
  Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

  ▪
  Covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover short positions. The underwriter may sell shares of common stock in this offering in excess of the number of shares the underwriter is obligated to purchase. This creates a short position, which may be either a covered short position or a naked short position. In a covered short position, the underwriter's short position is not greater than the number of additional shares it has the option to purchase from us. In a naked short position, the number of shares involved is greater than the number of shares the underwriter has the option to purchase from us. The underwriter may close out any short position by exercising its option to purchase more shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of its option. If the underwriter sells more shares than could be covered by exercise of its option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

        These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Passive Market Making.    In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

        Lock-Up Agreements.    Pursuant to certain "lock-up" agreements, we and our executive officers, directors and certain of our other stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering.

        Canada.    The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and

Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        United Kingdom.    The underwriter has represented and agreed that:

  ▪
  it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);
  ▪
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and
  ▪
  it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

        Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

        European Economic Area.    In relation to each Member State of the European Economic Area (the "EEA") which has implemented the European Prospectus Directive (each, a "Relevant Member State"), an offer of our shares may not be made to the public in a Relevant Member State other than:

  ▪
  to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;
  ▪
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  ▪
  in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

        For the purposes of this description, the expression an "offer to the public" in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression "European Prospectus Directive" means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        Israel.    In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

        Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.

        Electronic Offer, Sale and Distribution of Shares.    A prospectus in electronic format may be made available on websites maintained by the underwriter and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

        Other Relationships.    The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF COMMON STOCK

        The following is a general discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of shares of our common stock by a non-U.S. holder. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of our common stock that is not for U.S. federal income tax purposes:

  ▪
  an individual who is a citizen or resident of the United States;
  ▪
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;
  ▪
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
  ▪
  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

        This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein.

        We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

  ▪
  financial institutions;
  ▪
  brokers or dealers in securities;
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  tax-exempt organizations;
  ▪
  pension plans;
  ▪
  owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
  ▪
  insurance companies;

  ▪
  regulated investment companies;
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  controlled foreign corporations;
  ▪
  passive foreign investment companies;
  ▪
  persons that have a functional currency other than the U.S. dollar; and
  ▪
  certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income tax and estate tax consequences of acquiring, holding and disposing of our common stock.

Distributions on Our Common Stock

        If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading "Gain on Disposition of Common Stock." Any such distribution would also be subject to the discussion below under the section titled "Withholding and Information Reporting Requirements—FATCA."

        As discussed under "Dividend Policy," we do not expect to pay cash dividends to holders of our common stock in the foreseeable future. In the event we do pay dividends, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

        A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Disposition of Common Stock

        A non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder's sale, exchange or other disposition of shares of our common stock unless:

  ▪
  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a corporation, the branch profits tax described above in "Distributions on Our Common Stock," may also apply;
  ▪
  the non-U.S. holder is a nonresident alien who is present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or
  ▪
  we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder's holding period, if shorter), a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

        Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. Further, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above. If we are determined to be a "U.S. real property holding corporation" and the exception described above does not apply, then a purchaser may withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our common stock and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons.

Federal Estate Tax

        Shares of our common stock that are owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual's gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading "Distributions on Our Common Stock," will generally be exempt from U.S. backup withholding.

        Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and Information Reporting Requirements—FATCA

        The Foreign Account Tax Compliance Act, or FATCA, generally imposes U.S. federal withholding tax of 30% on payments of dividends of, and gross proceeds from the sale or disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury regulations, withholding under FATCA generally (1) applies to payments of dividends on our common stock and (2) will apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. Withholding under FATCA generally will not be reduced or limited by bilateral income tax treaties. However, a non-U.S. holder may be exempt from FATCA withholding under an applicable intergovernmental agreement between the U.S. and a foreign government relating to the implementation of FATCA, provided that the non-U.S. holder and the foreign government comply with the terms of the agreement. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

$100,000,000.00

CATABASIS PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Depositary Shares

Units

Warrants

        We may offer and sell securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Market under the symbol "CATB."

        As of June 6, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $54.2 million, which was calculated based on 7,616,200 shares of outstanding common stock held by non-affiliates and a price per share of $7.12. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

        Investing in these securities involves certain risks. See "Risk Factors" included on page 6 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2016

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100,000,000

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to Catabasis Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.catabasis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37467) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016;

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  Current Reports on Form 8-K filed on April 1, 2016, April 11, 2016, April 19, 2016, June 20, 2016 and July 1, 2016; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on June 23, 2015, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Catabasis Pharmaceuticals, Inc.
One Kendall Square
Building 1400E, Suite B14202
Cambridge, MA 02139
Attn: Investor Relations
(617) 349-1971

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. The words "anticipate," "believe," "goals," "seek," "estimate," "expect," "hypothesize," "intend," "may," "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include, among other things, statements about:

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  our plans to identify, develop and commercialize novel therapeutics based on our SMART linker technology platform;

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  ongoing and planned clinical trials for our product candidates, whether conducted by us or by any future collaborators, including the timing of initiation of these trials and of the anticipated results;

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  our plans to enter into collaborations for the development and commercialization of product candidates;

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  the potential benefits of any future collaboration;

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  our ability to receive research and development funding and achieve anticipated milestones under our collaborations;

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  the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

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  the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

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  our commercialization, marketing and manufacturing capabilities and strategy;

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  our intellectual property position and strategy;

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  our ability to identify additional products or product candidates with significant commercial potential;

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  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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  developments relating to our competitors and our industry; and

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  the impact of government laws and regulations.

        You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus which modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

 CATABASIS PHARMACEUTICALS, INC.

        We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics based on our proprietary Safely Metabolized And Rationally Targeted, or SMART, linker drug discovery platform. Our SMART linker drug discovery platform enables us to engineer product candidates that can simultaneously modulate multiple targets in a disease. Our proprietary product candidates impact pathways that are central to diseases where efficacy may be optimized by a multiple target approach. Our primary focus is on treatments for rare diseases. We have applied our SMART linker drug discovery platform to build an internal pipeline of product candidates for rare diseases and plan to pursue partnerships to develop additional product candidates.

        Our principal executive offices are located at One Kendall Square, Building 1400E, Suite B14202, Cambridge, Massachusetts 02139, and our telephone number is (617) 349-1971.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development expenditures, repayment and refinancing of debt, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2016, 15,381,418 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

        Voting Rights.    Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that unless otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more such other series, to vote thereon pursuant to the certificate of incorporation. Holders of our common stock do not have cumulative voting rights.

        An election of directors will be decided by a plurality of the votes cast by the stockholders entitled to vote on the election at a duly held stockholders' meeting at which a quorum is present. All other questions will be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, except when a different vote is required by law, our certificate of incorporation or by-laws.

        Dividends.    Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of any series of preferred stock that we may designate and issue in the future.

        Liquidation and Dissolution.    In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

        Other Rights.    Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company,  LLC.

        Listing on The NASDAQ Global Market.    Our common stock is listed on The NASDAQ Global Market under the symbol "CATB."

Preferred Stock

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

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  the designation and stated value per share of the preferred stock and the number of shares offered;

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  the amount of liquidation preference per share;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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  any redemption or sinking fund provisions;

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  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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  any conversion provisions;

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  whether we have elected to offer depositary shares as described under "Description of Depositary Shares"; and

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  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

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  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

        Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our certificate of incorporation and bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director is only able to be removed for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, is only able to be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action by Written Consent; Special Meetings

        Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors.

Advance Notice Requirements for Stockholder Proposals

        Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

        We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

        The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under "—Staggered Board; Removal of Directors" and "—Stockholder Action by Written Consent; Special Meetings."

Exclusive Forum Selection

        Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws, or (4) any action asserting a claim against our company governed by the internal affairs doctrine. Although our certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related preferred stock, depositary shares or common stock will be separately transferable;

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  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

        Each depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the depositary shares, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable deposit agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable deposit agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable deposit agreement, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any warrant agent, unit agent or other agent of ours, or any agent of any warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CATABASIS PHARMACEUTICALS, INC.

2,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

September 22, 2016